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                                                                    Exhibit 16.1

[LOGO] ROGOFF & COMPANY, P.C.




February 11, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read the statements made by Molichem Medicines, Inc. which we understand will be filed with the commission, pursuant to item 4 of Form 8-k dated
February 6, 2002. We agree with the statements concerning our Firm in such Form 8-k.

Sincerely yours,

/s/ Rogoff & Company, PC

Rogoff & Company, PC